Press Release

Verint Announces Timing for Third Quarter Conference Call and Annual Investor Day

Third Quarter Conference Call to be Held on Wednesday, December 4, 2024

Annual Investor Day to be Held in January 2025

MELVILLE, N.Y., November 6, 2024 — Verint® (NASDAQ: VRNT) announces its third quarter conference call date and annual Investor Day.

Third Quarter Conference Call
Verint will conduct a conference call on Wednesday, December 4, 2024 at 4:30 p.m. ET to review its third quarter financial results (for the quarter ended October 31, 2024) and discuss its outlook. An earnings press release will be issued after the market closes on December 4th.

A real-time webcast of the conference call with presentation slides will be available on Verint's Investor Relations webcast page. Participants may register for the call here to receive the dial-in numbers and unique PIN to access the call. Please join the call 5-10 minutes prior to the scheduled start time.

Annual Investor Day
The company also announced that it will host a virtual Investor Day in January 2025 to discuss its market leading CX Automation Solutions, AI momentum and financial model. Further details on the Investor Day will be forthcoming.

About Verint
Verint® (NASDAQ: VRNT) is a leader in customer experience (CX) automation. The world’s most iconic brands – including more than 80 of the Fortune 100 companies – use the Verint Open Platform and our team of AI-powered bots to deliver tangible AI business outcomes across the enterprise.

Verint, The CX Automation CompanyTM, is proud to be CertifiedTM by Great Place To Work®. Learn more at Verint.com.

This press release contains "forward-looking statements," including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of risks, uncertainties and assumptions, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2024, and other filings we make with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release and, except as required by law, Verint assumes no obligation to update or revise them or to provide reasons why actual results may differ.

VERINT, VERINT DA VINCI, VERINT OPEN CCAAS, THE CX AUTOMATION COMPANY, THE CUSTOMER ENGAGEMENT COMPANY, AND THE ENGAGEMENT CAPACITY GAP are trademarks of Verint Systems Inc. or its subsidiaries. Verint and other parties may also have trademark rights in other terms used herein.

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Investor Relations Contact:
Matthew Frankel, CFA
Verint Systems Inc.
631-962-9600
matthew.frankel@verint.com